                                                                 EXHIBIT 10.11

                      HARTWELL GROUP LLC COMMERCIAL LEASE


1.   PARTIES:  Hartwell Group LLC, a Massachusetts limited liability company
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located at 411 Waverley Oaks Rd., Waltham MA., LESSOR, which expression shall include its successors and assigns where the context so admits, does hereby lease to ACCESS Radiology Corporation, a Delaware corporation located at 313 Speen St. Natick MA 01760, LESSEE, which expression shall include its successors, and assigns where the context so admits, and the LESSEE hereby leases the following described Premises:

2.   PREMISES:  Twenty-five Thousand, Four Hundred and Four (25,404) sq. ft.,
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more or less, (the "Leased Premises") in the LESSOR'S Building located at 25
Hartwell Ave. Lexington MA, including exclusive use of building and grounds as shown on Exhibit A, "Floor Plan", attached hereto. Appurtenant to the Premises the LESSEE shall have the right to use access ways, driveways, walkways and any other facilities necessary for access to or beneficial use of the Leased Premises.

     LESSEE shall have exclusive right to use parking spaces in the parking areas adjacent to the Buildings on the site.

     The Leased Premises shall be delivered as built out by the LESSOR to LESSEE's requirements. See Exhibit B, "Buildout Obligations" for obligations of each party, cost allowance to LESSEE, and contingencies.

3.   TERM:  The term of this lease shall be for five (5) years commencing on the
     ----
later of December 1, 1997 or the Commencement Date (defined below) and ending on November 30,2002.

     The Commencement Date shall be the date of completion of the LESSOR's work and fit up of the Lease Premises. ne LESSOR's work shall be deemed complete upon issuance of a certificate of occupancy for the Premises by the Town of Lexington MA.

4. RENT: The LESSEE shall pay to LESSOR rent at the rates per year, shown below, which rent shall be payable in advance in the monthly installments shown below on the first day of each month.

       Years          Annual Rent           Mo. Rent            $/SF Rate
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
       1-5            $549,234.00           $45,770.00            $21.62
-------------------------------------------------------------------------------


5. SECURITY DEPOSIT: Upon the execution of this lease, the LESSEE shall pay to the LESSOR the amount of $137,310.00, which shall be held as a security for the LESSEE's performance as herein provided and promptly refunded to the LESSEE at the end of this lease subject to the LESSEE'S satisfactory compliance with the conditions hereof. In the alternative, the Security Deposit may consist of cash of $45,770.00 and a line of credit assurance equal to two months rental rate, which is due upon the occupancy. Such a line of credit may be reduced by one half at the end of the thirty sixth month of the term and discharged upon conclusion of the forty-eighth month of the lease term.

6.  RENT ADJUSTMENT:

     A. TAX ADJUSTMENT

     In each tax year commencing in fiscal tax year 1998 (the fiscal year ending June 30, 1998), the real estate taxes on the land and building which comprise the Leased Premises, including any increase in value attributable to the LESSEE's improvements, LESSEE shall pay all such real estate taxes in excess of the base year ending June 30, 1997, as additional rent.
     LESSEE will pay such real estate taxes to LESSOR as additional rent hereunder, when and as designated by notice in writing by LESSOR. Such real estate taxes shall be paid as may occur in each year of the term of this lease or any extension or renewal thereof and proportionately for any part of a fiscal year. LESSOR'S demand shall be accompanied by a copy of the applicable tax bill or bills and a statement showing the manner of calculation of LESSEE'S proportionate share of such taxes. If the LESSOR obtains an abatement of any such real estate tax, such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE. LESSEE may itself, seek review of the assessed valuation of the Leased Premises, or otherwise seek abatement of real estate taxes in any year in which the LESSOR declines to seek such review or reduction, provided it shall do so at its own cost or expense.

          For purposes of this adjustment the fiscal year 1997 tax rate shall be
     $1.43 per   square foot, or $35,752.50 for the land and building, as-is.

          LESSEE shall not be required to pay any income, profits, excise, franchise, estate, succession, inheritance or transfer taxes of LESSOR or any other party.

     B. OPERATING COSTS:

          The LESSEE shall pay to the LESSOR as additional rent hereunder within thirty (30) days after notice in writing by LESSOR, any increases in Operating Costs, below, in excess of Operating Costs incurred during, the calendar year 1998. LESSOR'S demand shall be accompanied by a statement of the applicable operating costs and a statement showing the manner of calculation of LESSEE'S share of such costs. In the event LESSEE wishes verification of the costs and its share, LESSOR will present substantiation of charges, if requested, authorize its' independent C.P.A. to provide

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     certification of the statement and charges to the LESSEE, and LESSEE shall bear the expense of the C.P.A. certification. In the alternative, LESSEE may at its own expense audit LESSOR's books and records with respect to operating costs (but only as regards this particular property, and not of any other property or other affiliates of LESSOR). The operating costs increase shall be prorated should this lease be in effect with respect to only a portion of any calendar year, or which pertain to less than a fully occupied building. Operating Costs are defined for the purpose of this agreement as:

          Maintenance Expenses of LESSOR for building structure, building systems and exterior grounds.

          Management Expenses (allocated at Five (5%) percent of gross rent) Premiums for Casualty and public liability Insurance

          Exceptions to Operating Costs are defined in Exhibit E.

     C. BUILDING ACCESS

          The LESSEE shall have unlimited access to the Building without charge.

7. UTILITIES: The LESSEE shall pay, as they become due, all bills for electricity, water and sewer use and other utilities (whether they are used for furnishing heat, cooling or other purposes) that are furnished to the Leased Premises and which are separately metered. The LESSOR agrees to provide utility services to the Leased Premises, all subject to interruption due to any accident, to the making, of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining, fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR'S control, provided LESSOR shall make reasonable and diligent efforts to restore service in the event of any such disruption.

     LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the Commencement Date of this lease which include the HVAC now serving the Leased Premises. In the event LESSEE requires additional utilities or equipment the installation and maintenance thereof shall be the LESSEE's sole obligation, provided that such installation shall be the subject to the written consent of the LESSOR

8. USE OF LEASED PREMISES: The LESSEE shall use the Leased Premises only for the purposes of general office and light manufacturing, storage and any other lawful use.

9. COMPLIANCE WITH LAW: The LESSEE acknowledges that no trade or occupation shall be conducted in the Leased Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the Town of Lexington in which the premises are situated. LESSEE shall not be responsible to make

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alterations, installations, additions or improvements to the Leased Premises required by applicable law except if required due to improvements installed by or special or extraordinary uses by LESSEE.

10.  FIRE INSURANCE:  The LESSEE shall not permit any use of the Leased
Premises which will make voidable any insurance on the property of which the Leased Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants all extra insurance premiums caused by the LESSEE's use of the premises.

11.  MAINTENANCE:

          A.  LESSEE's Obligations

          The LESSEE agrees to maintain the Leased Premises in as good condition as at the beginning of the term, fair wear and tear and damage by fire and other casualty excepted. Also excepted are elements which are LESSOR's obligation to maintain hereunder. LESSEE, whenever necessary, shall replace plate glass and other glass therein. Upon occupancy the LESSEE acknowledges that, except for agreed exceptions or any latent defects, the Leased Premises are then in good condition as at Lease execution, and the glass whole. The LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the exterior of the Leased Premises, which consent shall not be unreasonably withheld or delayed. LESSEE shall be responsible for replacement of expendable items, such as lamps and ballast, and repair of damage to doors, walls, glass and decor within the Leased Premises, and for cleaning of and trash removal from the Leased Premises. LESSEE's obligations under this clause are subject to and subsequent to the LESSOR's obligations under Exhibit B, hereto, "Build Out Obligations"

          B. LESSOR's Obligations

          The LESSOR agrees to maintain, repair and replace, if necessary, elements of the structure, roof, foundation, and exterior of the building of which the Leased Premises are a part, and the Building's HVAC, mechanical, electrical, plumbing facilities and fire protection facilities, and the parking lot, exterior lighting, exterior window frames of the building, in the same condition as it is at the commencement of the term or as it may be put in during the term of this lease, but in any event in good, clean, tenantable and working order, condition and repair, reasonable wear and tear, damage by fire and other casualty only excepted (subject to the provisions of Section 18, below), unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible. LESSOR shall maintain access ways and common areas of the land

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     in neat and orderly condition including clearance of snow and ice in the walk ways and parking lot.

12. ALTERATIONS/ADDITIONS: Subsequent to the commencement Date LESSEE may make no alterations and additions to the Leased Premises except as the LESSOR consents thereto in writing. Provided, however, that LESSEE may make changes up to $2,500.00 in value without prior approval of the LESSOR. Any such allowed alterations shall be at LESSEE'S expense and shall be in quality at least equal to the approved construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Leased Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein. However, in the event LESSEE's wishes to install trade fixtures, improvements, alterations, installations, such fixtures and equipment which shall remain the LESSEE's property and shall be removed by LESSEE upon termination of the Lease, with the prompt repair by LESSEE of any and all damages occasioned by their removal. To confirm the foregoing, LESSEE will submit its plans for any alteration or improvement to LESSOR in writing before installation with a request for approval of removal at LESSEE'S expense upon termination of this lease, and LESSOR'S approval of such request, shall be on the condition that LESSEE shall restore and repair all damages caused by the removal.

13. ASSIGNMENT SUBLEASING: The LESSEE shall not assign or sublet the whole or any part of the Leased Premises without LESSOR'S prior written consent which shall not be unreasonably withheld or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this Lease. However, LESSEE may, without obtaining such consent, make an assignment to any successor in interest by way of merger or other reorganization, (except bankruptcy reorganization), "going public" or "going private" transaction or acquisition of substantially all the assets or stock of LESSEE, or an assignment of leasehold fights as a component of security interest for a reputable financing institution.

14.  SUBORDINATION:

          A. General Provision

          This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or any time hereafter, which may constitute a lien or liens on the property of which the Leased Premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds, of trust or other such instruments in the nature of a mortgage, provided, however, that the mortgagee executes and delivers to LESSEE a non-disturbance and recognition

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     agreement providing in substance that should the mortgagee or any party holding by, through on under the mortgagee (including without limitation any purchaser at foreclosure) acquire title to the property, then, as long as LESSEE is not in default, beyond any notice or grace period, the mortgagee or such other party shall recognize this Lease and not disturb LESSEE's rights hereunder.

          B. Special Provision

          So long as an affiliate or a related party to the LESSOR holds a mortgage on the real property at 25 Hartwell Ave. this Lease shall have priority over any such mortgage.

15. LESSOR'S ACCESS: The LESSOR or agents of the LESSOR may, at reasonable times and upon appropriate notice, (normally one day's prior notice) enter to view the Leased Premises and may remove placards and signs not approved and affixed to the exterior of the Leased Premises as herein provided, and make repairs and alterations as LESSOR should elect to do. The LESSOR may show the Leased Premises to others, and at any time within six (6) months before the expiration of the term, may affix to any suitable part of the lease premises a notice for letting or selling the Leased Premises or property of which the Leased Premises are a part and keep the same so affixed without hindrance or molestation. LESSOR shall use best effort to minimize inconvenience and interference with LESSEE and LESSEE's business operations.

16. INDEMNIFICATION & LIABILITY: The LESSEE shall save the LESSOR harmless from all loss and damage occasioned by the use or escape of water or by the bursting of pipes occasioned by the LESSEE's negligence or failure to adequately heat the Lease Premises, or by any nuisance made or suffered on the Leased Premises, unless such loss is caused by the neglect of the LESSOR. The removal of snow and ice from the sidewalks bordering upon the Leased Premises shall be LESSOR'S responsibility. LESSOR shall save the LESSEE harmless from loss or damage occasioned by acts or omissions of the LESSOR, its employees or agent agents.

17. LESSEE'S LIABILITY INSURANCE: a) The LESSEE shall maintain with respect to the Leased Premises and the property of which the Leased Premises are a part comprehensive public liability insurance in the amount of $1 million Combined Single Limit, and property damage insurance in the amount of the value of the replacement of LESSEE's personal property and improvements, in responsible companies qualified to do business in the state. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein, b) All fire and property casualty insurance which either party carries with respect to the building, Leased Premises or any property therein, whether or not required, shall include provisions which deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss, insofar as and to the extent that such

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provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts (even though extra premium may result therefrom). In the event that any extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non subrogation provision is waived as to such party, then the obligation of reimbursement by such party shall cease for such period of time as such waiver shall be effective. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions.

     Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said non-subrogation provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered from such insurance.

18. FIRE, CASUALTY AND EMINENT DOMAIN: Should fifty (50%) percent or more of the Leased Premises, or the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease. If the LESSOR does not elect to terminate, or if the damage is less than fifty (50%) percent of the Leased Premises or of the property, LESSOR shall then diligently restore the building, property and Leased Premises to substantially their condition at the inception of the Lease, as soon as reasonably possible. When such fire, casualty, or taking renders the Leased Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE, may elect to terminate this lease if:

     (a) the LESSOR fails to give written notice within thirty (30) days of the fire, casualty or taking of intention to restore Leased Premises, to the condition existing at inception of the lease, and before LESSEE's improvements, or

     (b) the LESSOR fails to restore the Leased Premises to the condition substantially the same as at inception of the Lease within on hundred and eighty
(180) days of said fire, casualty or taking, or

     (c) the LESSOR's restoration cannot be completed eighteen months or more prior to the end of the Term of the Lease

     The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the Leased Premises for any taking by eminent domain, except for damage to the LESSEE's fixtures, improvements, additions, property, or equipment.


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19.  LATE PAYMENT, DEFAULT AND BANKRUPTCY:

     A. LATE PAYMENT: LESSEE agrees that because actual damages for a late payment or a dishonored check are difficult to fix or ascertain, but recognizing that damage and injury result therefore, LESSEE agrees that if payments of rent and other obligations are not received in hand by LESSOR five (5) business days after the date payment is due, LESSEE agrees to pay liquidated damages of $100.00 plus 18% per annum on the delinquent amount from the due date. LESSEE agrees to pay a liquidated damage of $25.00 for each dishonored check. In the event that two or more of the LESSEE's checks are dishonored in a 12 month period, the LESSOR, in addition to other Rights, shall have the right to demand payment by Certified Check or Money Order.

     B. DEFAULT AND BANKRUPTCY: In the event that (a) the LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for five (5) days after written notice by LESSOR, or (b) the LESSEE shall default in the observance or performance of any other of the LESSEE's material covenants, agreement; or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof from LESSOR, of if such default is not susceptible to cure within thirty days, in the event the LESSEE shall fail to commence to cure within the thirty days or thereafter diligently to prosecute such cure to completion; or (c) the LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE's property for the benefit of creditors, then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Leased Premises, to declare the term of this lease ended, and remove the LESSEE's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. LESSOR shall make reasonable efforts to relet the Leased Premises, and net rents received by the LESSOR shall be credited to the LESSEE's obligations hereunder. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any of the provisions in any article of this lease and shall fail to cure such default within the applicable cure period, then the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of 12 per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

20. NOTICE: Any notice from the LESSOR to the LESSEE relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if delivered in hand at the Leased Premises addressed to the LESSEE, or if mailed to the Leased Premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt

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requested, postage prepaid, addresses to the LESSOR at such address as the
LESSOR may from time to time advise in writing. Until such advice all rent shall be paid and all notices sent to the LESSOR at 411 Waverley Oaks Road, Waltham MA 02154. All Notices under this Lease shall be in writing.

21. SURRENDER: The LESSEE shall at the expiration or other termination of this lease remove all LESSEE'S goods and effects from the Leased Premises, (including, without hereby limiting the generality of the foregoing all signs and lettering affixed or painted by the LESSEE, either inside or outside the Leased Premises). LESSEE shall deliver to the LESSOR the Leased Premises and all keys, locks thereto, and subject to the provisions of Section 12, above, the fixtures connected therewith and all alterations and additions made to or upon the Leased Premises, in good condition, fair wear and tear, damage by fire or other casualty and elements which are the LESSOR's responsibility to maintain and repair excepted. In the event of the LESSEE's failure to remove any of LESSEE's property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's expense, or to retain same under LESSOR's control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum hereunder, or to destroy such property.

22. BROKERAGE: The Brokers named herein, Bruce Greon of the Leggat Company and Steven James of Grubb & Ellis, warrant that they are duly licensed as such by the Commonwealth of Massachusetts.

     LESSOR agrees to pay the above named Broker(s) upon the term commencement date a fee for professional services as agreed between LESSOR and Brokers under a separate agreement.

     Each party represents and warrants that it has not retained or dealt with any other broker or brokers in connection with this Lease, and each party agrees to indemnify, defend and save harmless the other party from any claims for fees or commissions arising out of its dealings with any other broker with respect to this Lease.

24. QUIET ENJOYMENT: LESSOR covenants and agrees that upon paying rent and performing all the covenants and conditions of the Lease LESSEE shall and may peacefully and quietly have, hold and enjoy the Lease Premises for the term specified, subject to the terms of the Lease.

25.  OTHER PROVISIONS:  It is also understood and agreed that:

     a. The attached Commercial Lease Addendum and the following Exhibits are incorporated by reference:

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     Exhibits:   A. Layout of Leased Premises
                 B. Buildout Obligations
                 C. INTENTIONALLY OMITTED
                 D. INTENTIONALLY OMITTED
                 E. Exclusions from Operating Expenses

     b. LESSEE shall have a Five Year option to extend the term of the Lease at market rates prevailing at the time of exercise of such option(s) for Class B office space. Such option shall be exercised by written notice to LESSOR no less than six months prior to the expiration of the then current term. See Addendum Part D for procedure.

     c. LESSOR reserves the right to expand the premises on the site of the Lease Premises. Plans for any contemplated expansion shall be reviewed with LESSEE for purpose of avoiding limitation in access or use by LESSEE. In no case will any expansion of the building occur during the term of the Lease without the express written assent of the LESSEE. In the event of such expansion, LESSOR agrees to construct such additional facilities in a manner which is intended to minimize inconvenience or interruption of LESSEE's use. In the event of such expansion LESSEE shall have right of first refusal on the expansion space. In the event of such expansion and the lease of such expanded facilities to a third party, a just apportionment of real estate taxes and operating expenses shall apply to the LESSEE's obligations under clauses 6 "Rent Adjustment", 7. " Utilities" and 11. "Maintenance", above.

     d. LESSOR approval of LESSEE requests, under any provisions of this Lease, shall not be unreasonably withheld or delayed. Such requests must be in writing. LESSOR shall respond to requests for approval under any provisions of this lease within ten business days of receipt of a written request. Failure to respond within ten days of receipt of a written request from the LESSEE shall be deemed approval.

     e. At the request of either, the parties shall mutually execute and deliver a notice of lease in recordable form pursuant to Massachusetts General Laws, Chapter 183, Section 4, and either party may record such notice in the applicable registry of deeds.

     f. If at any time the level of VOC's in the building reach a level which presents a health hazard to the occupants, LESSOR will, at its expense, take all necessary actions to abate such condition. The LESSOR shall abate any asbestos in the building, either by removal or by encapsulation.

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     IN WITNESS WHEREOF, the said parties hereunto set their hand and seal as of this 26th day of September, 1997.



ACCESS RADIOLOGY CORPORATION              HARTWELL GROUP LLC
LESSEE                                    LESSOR

______________________                    _________________________
                                          Robert L. Duffy, Jr.
                                          Member Manager

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